                                                               EXHIBIT 1.A(5)(E)

FORM OF ILLUSTRATIONS OF DEATH BENEFITS, INVESTMENT BASE, CASH SURRENDER VALUES AND ACCUMULATED PAYMENTS

The tables below demonstrate the way in which the policy works. The tables are based on the following ages, face amounts, payments and guarantee periods.

1. The illustration on page 2 is for a policy issued to a male age 5 in the standard-simplified underwriting class with a single payment of $5,000, a face amount of $40,057 and a guarantee period for life.

2. The illustration on page 3 is for a policy issued to a male age 40 in the standard-simplified underwriting class with a single payment of $10,000, a face amount of $28,477 and a guarantee period for life.

3. The illustration on page 4 is for a policy issued to a male age 55 in the standard-simplified underwriting class with a single payment of $10,000, a face amount of $18,386 and a guarantee period for life.

4. The illustration on page 5 is for a policy issued to a female age 65 in the standard-simplified underwriting class with a single payment of $10,000, a face amount of $16,308 and a guarantee period for life.

5. The illustration on page 6 is for a policy issued to a male age 40 in the standard-simplified underwriting class with a single payment of $10,000, a face amount of $123,712 and a guarantee period of 15 years. This illustration also demonstrates the effects of additional payments.

The tables show how the death benefit, investment base and cash surrender value may vary over an extended period of time assuming hypothetical rates of return (I.E., investment income and capital gains and losses, realized or unrealized) equivalent to constant gross annual rates of 0%, 4%, 8% and 12%.

The death benefit, investment base and cash surrender value for a policy would be different from those shown if the actual rates of return averaged 0%, 4%, 8% and 12% over a period of years, but also fluctuated above or below those averages for individual policy years.

The amounts shown for the death benefit, investment base and cash surrender value as of the end of each policy year take into account the daily asset charge in the Separate Account equivalent to .60% (annually at the beginning of the year) of assets attributable to the policies at the beginning of the year.

The amounts shown in the tables also assume an additional charge of .58%. This charge assumes that the investment base is allocated equally among all the investment divisions and is based on the 2001 expenses (including monthly advisory fees and operating expenses) for the Funds and the current trust charge. This charge also reflects expenses reimbursements made in 2001 to certain portfolios by the investment adviser to the respective portfolio (see "Fees and Charges"). Values illustrated would be lower if these reimbursements had not been taken into account. The actual charge under a policy for Fund expenses and the trust charge will depend on the actual allocation of the investment base and may be higher or lower depending on how the investment base is allocated.

Taking into account the .60% asset charge in the Separate Account and the .58% charge described above, the gross annual rates of investment return of 0%, 4%, 8% and 12% correspond to net annual rates of -1.18%, 2.8%, 6.78% and 10.75%, respectively. The gross returns are before any deductions and should not be compared to rates which reflect deduction of charges.

The hypothetical returns shown on the tables are without any income tax charges that may be attributable to the Separate Account in the future. In order to produce after tax returns of 0%, 4%, 8% and 12%, the Funds would have to earn a sufficient amount in excess of 0% or 4% or 8% or 12% to cover any tax charges.

The second column of the tables shows the amount which would accumulate if an amount equal to the single premium was invested to earn interest (after taxes) at 5% compounded annually.

We will furnish upon request a personalized illustration reflecting the proposed insured's age, face amount and the payment amounts requested. The illustration will also use current cost of insurance rates and will assume that the proposed insured is in a standard underwriting class. In addition, if a purchase is made, a personal illustration will be included at the delivery of a policy reflecting the insured's actual underwriting class.

                 SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 5
        $5,000 SINGLE PREMIUM FOR STANDARD-SIMPLIFIED UNDERWRITING RISK
            FACE AMOUNT: $40,057           GUARANTEE PERIOD: FOR LIFE
                       BASED ON MAXIMUM MORTALITY CHARGES

                                                                            END OF YEAR
                                                                         DEATH BENEFIT (2)
                                          TOTAL PREMIUMS      ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                                             PAID PLUS              ANNUAL INVESTMENT RETURN OF
                                         INTEREST AT 5% AS   -----------------------------------------
END OF POLICY YEAR        PAYMENTS (1)    OF END OF YEAR       0%        4%         8%         12%
------------------        ------------   -----------------   -------   -------   --------   ----------
1.......................     $5,000           $ 5,250        $40,057   $40,057   $ 41,328   $   42,980
2.......................          0             5,513         40,057    40,057     42,607       46,054
3.......................          0             5,788         40,057    40,057     43,897       49,289
4.......................          0             6,078         40,057    40,057     45,199       52,700
5.......................          0             6,381         40,057    40,057     46,514       56,298
6.......................          0             6,700         40,057    40,057     47,844       60,098
7.......................          0             7,036         40,057    40,057     49,191       64,114
8.......................          0             7,387         40,057    40,057     50,555       68,363
9.......................          0             7,757         40,057    40,057     51,939       72,863
10......................          0             8,144         40,057    40,057     53,344       77,630
15......................          0            10,395         40,057    40,057     60,877      106,418
20......................          0            13,266         40,057    40,057     69,471      145,874
30......................          0            21,610         40,057    40,057     90,452      273,963
60......................          0            93,396         40,057    40,057    199,770    1,817,512

                                     END OF YEAR                               END OF YEAR
                                 INVESTMENT BASE (2)                    CASH SURRENDER VALUE (2)
                       ASSUMING HYPOTHETICAL GROSS (AFTER TAX)   ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                             ANNUAL INVESTMENT RETURN OF               ANNUAL INVESTMENT RETURN OF
                       ---------------------------------------   ---------------------------------------
END OF POLICY YEAR       0%       4%        8%         12%         0%       4%        8%         12%
------------------     ------   ------   --------   ----------   ------   ------   --------   ----------
1....................  $4,848   $5,046   $  5,243   $    5,440   $4,533   $4,731   $  4,928   $    5,125
2....................   4,700    5,095      5,503        5,926    4,420    4,815      5,223        5,646
3....................   4,555    5,147      5,780        6,460    4,310    4,902      5,535        6,215
4....................   4,413    5,202      6,076        7,050    4,203    4,992      5,866        6,840
5....................   4,275    5,261      6,393        7,700    4,100    5,086      6,218        7,525
6....................   4,138    5,321      6,729        8,416    3,998    5,181      6,589        8,276
7....................   4,002    5,382      7,085        9,202    3,897    5,277      6,980        9,097
8....................   3,865    5,442      7,460       10,063    3,795    5,372      7,390        9,993
9....................   3,725    5,498      7,851       11,000    3,690    5,463      7,816       10,965
10...................   3,581    5,551      8,260       12,021    3,581    5,551      8,260       12,021
15...................   2,986    5,947     10,803       18,885    2,986    5,947     10,803       18,885
20...................   2,398    6,370     14,183       29,782    2,398    6,370     14,183       29,782
30...................   1,395    7,502     25,194       76,308    1,395    7,502     25,194       76,308
60...................       0    8,221    128,593    1,169,947        0    8,221    128,593    1,169,947

---------------
(1) All payments are illustrated as if made at the beginning of the policy year.

(2) Assumes no policy loan has been made.

IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER, PREVAILING INTEREST RATES AND RATES OF INFLATION. THE DEATH BENEFIT, INVESTMENT BASE AND CASH SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL GROSS RATES OF RETURN AVERAGED 0%, 4%, 8% AND 12% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY US OR THE FUNDS OR THE TRUSTS THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                 SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 40
        $10,000 SINGLE PREMIUM FOR STANDARD-SIMPLIFIED UNDERWRITING RISK
            FACE AMOUNT: $28,477           GUARANTEE PERIOD: FOR LIFE
                       BASED ON MAXIMUM MORTALITY CHARGES

                                                                              END OF YEAR
                                                                           DEATH BENEFIT (2)
                                            TOTAL PREMIUMS      ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                                               PAID PLUS              ANNUAL INVESTMENT RETURN OF
                                           INTEREST AT 5% AS   ------------------------------------------
END OF POLICY YEAR          PAYMENTS (1)    OF END OF YEAR        0%         4%         8%         12%
------------------          ------------   -----------------   --------   --------   --------   ---------
1.........................    $10,000           $10,500        $28,477    $28,477    $29,379    $ 30,553
2.........................          0            11,025         28,477     28,477     30,287      32,734
3.........................          0            11,576         28,477     28,477     31,203      35,032
4.........................          0            12,155         28,477     28,477     32,127      37,453
5.........................          0            12,763         28,477     28,477     33,061      40,008
6.........................          0            13,401         28,477     28,477     34,006      42,707
7.........................          0            14,071         28,477     28,477     34,962      45,561
8.........................          0            14,775         28,477     28,477     35,931      48,580
9.........................          0            15,513         28,477     28,477     36,915      51,777
10........................          0            16,289         28,477     28,477     37,913      55,165
15........................          0            20,789         28,477     28,477     43,267      75,620
20........................          0            26,533         28,477     28,477     49,379     103,679
25........................          0            33,864         28,477     28,477     56,359     142,176
30........................          0            43,219         28,477     28,477     64,333     195,011

                                      END OF YEAR                                 END OF YEAR
                                  INVESTMENT BASE (2)                      CASH SURRENDER VALUE (2)
                        ASSUMING HYPOTHETICAL GROSS (AFTER TAX)     ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                              ANNUAL INVESTMENT RETURN OF                 ANNUAL INVESTMENT RETURN OF
                       -----------------------------------------   -----------------------------------------
END OF POLICY YEAR       0%         4%         8%         12%        0%         4%         8%         12%
------------------     -------   --------   --------   ---------   -------   --------   --------   ---------
1....................  $9,738    $10,134    $10,530    $ 10,925    $9,108    $ 9,504    $ 9,900    $ 10,295
2....................   9,473     10,267     11,087      11,938     8,913      9,707     10,527      11,378
3....................   9,206     10,397     11,674      13,046     8,716      9,907     11,184      12,556
4....................   8,936     10,526     12,291      14,258     8,516     10,106     11,871      13,838
5....................   8,664     10,651     12,939      15,584     8,314     10,301     12,589      15,234
6....................   8,388     10,774     13,620      17,033     8,108     10,494     13,340      16,753
7....................   8,109     10,893     14,335      18,618     7,899     10,683     14,125      18,408
8....................   7,826     11,010     15,087      20,349     7,686     10,870     14,947      20,209
9....................   7,541     11,123     15,878      22,243     7,471     11,053     15,808      22,173
10...................   7,252     11,232     16,708      24,310     7,252     11,232     16,708      24,310
15...................   6,066     12,054     21,885      38,251     6,066     12,054     21,885      38,251
20...................   4,667     12,689     28,341      59,507     4,667     12,689     28,341      59,507
25...................   3,016     13,054     36,279      91,520     3,016     13,054     36,279      91,520
30...................   1,033     13,005     45,783     138,782     1,033     13,005     45,783     138,782

---------------
(1) All payments are illustrated as if made at the beginning of the policy year.

(2) Assumes no policy loan has been made.

IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER, PREVAILING INTEREST RATES AND RATES OF INFLATION. THE DEATH BENEFIT, INVESTMENT BASE AND CASH SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL GROSS RATES OF RETURN AVERAGED 0%, 4%, 8% AND 12% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY US OR THE FUNDS OR THE TRUSTS THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                 SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 55
        $10,000 SINGLE PREMIUM FOR STANDARD-SIMPLIFIED UNDERWRITING RISK
            FACE AMOUNT: $18,386           GUARANTEE PERIOD: FOR LIFE
                       BASED ON MAXIMUM MORTALITY CHARGES

                                                                            END OF YEAR
                                            TOTAL PREMIUMS               DEATH BENEFIT (2)
                                              PAID PLUS       ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                                            INTEREST AT 5%          ANNUAL INVESTMENT RETURN OF
                                             AS OF END OF    ------------------------------------------
END OF POLICY YEAR           PAYMENTS (1)        YEAR           0%         4%         8%         12%
------------------           ------------   --------------   --------   --------   --------   ---------
1..........................    $10,000         $10,500       $18,386    $18,386    $18,969    $ 19,727
2..........................          0          11,025        18,386     18,386     19,556      21,139
3..........................          0          11,576        18,386     18,386     20,149      22,626
4..........................          0          12,155        18,386     18,386     20,748      24,194
5..........................          0          12,763        18,386     18,386     21,353      25,848
6..........................          0          13,401        18,386     18,386     21,965      27,597
7..........................          0          14,071        18,386     18,386     22,585      29,445
8..........................          0          14,775        18,386     18,386     23,213      31,401
9..........................          0          15,513        18,386     18,386     23,850      33,472
10.........................          0          16,289        18,386     18,386     24,497      35,666
15.........................          0          20,789        18,386     18,386     27,963      48,921
20.........................          0          26,533        18,386     18,386     31,921      67,115
30.........................          0          43,219        18,386     18,386     41,614     126,423

                                       END OF YEAR                             END OF YEAR
                                   INVESTMENT BASE (2)                  CASH SURRENDER VALUE (2)
                               ASSUMING HYPOTHETICAL GROSS             ASSUMING HYPOTHETICAL GROSS
                               ANNUAL INVESTMENT RETURN OF             ANNUAL INVESTMENT RETURN OF
                          -------------------------------------   -------------------------------------
END OF POLICY YEAR          0%       4%        8%        12%        0%       4%        8%        12%
------------------        ------   -------   -------   --------   ------   -------   -------   --------
1.......................  $9,690   $10,085   $10,480   $ 10,874   $9,060   $ 9,455   $ 9,850   $ 10,244
2.......................   9,375    10,165    10,979     11,822    8,815     9,605    10,419     11,262
3.......................   9,056    10,239    11,499     12,853    8,566     9,749    11,009     12,363
4.......................   8,733    10,306    12,041     13,971    8,313     9,886    11,621     13,551
5.......................   8,405    10,368    12,606     15,186    8,055    10,018    12,256     14,836
6.......................   8,074    10,423    13,193     16,504    7,794    10,143    12,913     16,224
7.......................   7,737    10,471    13,803     17,932    7,527    10,261    13,593     17,722
8.......................   7,394    10,509    14,436     19,479    7,254    10,369    14,296     19,339
9.......................   7,045    10,538    15,092     21,152    6,975    10,468    15,022     21,082
10......................   6,688    10,556    15,769     22,959    6,688    10,556    15,769     22,959
15......................   5,135    10,839    19,900     34,815    5,135    10,839    19,900     34,815
20......................   3,363    10,827    24,754     52,046    3,363    10,827    24,754     52,046
30......................       0     9,539    36,435    110,689        0     9,539    36,435    110,689

---------------
(1) All payments are illustrated as if made at the beginning of the policy year.

(2) Assumes no policy loan has been made.

IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER, PREVAILING INTEREST RATES AND RATES OF INFLATION. THE DEATH BENEFIT, INVESTMENT BASE AND CASH SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL GROSS RATES OF RETURN AVERAGED 0%, 4%, 8% AND 12% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY US OR THE FUNDS OR THE TRUSTS THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                 SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                              FEMALE ISSUE AGE 65
        $10,000 SINGLE PREMIUM FOR STANDARD-SIMPLIFIED UNDERWRITING RISK
            FACE AMOUNT: $16,308           GUARANTEE PERIOD: FOR LIFE
                       BASED ON MAXIMUM MORTALITY CHARGES

                                                                               END OF YEAR
                                                                            DEATH BENEFIT (2)
                                             TOTAL PREMIUMS      ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                                                PAID PLUS              ANNUAL INVESTMENT RETURN OF
                                            INTEREST AT 5% AS   -----------------------------------------
END OF POLICY YEAR           PAYMENTS (1)    OF END OF YEAR        0%         4%         8%        12%
------------------           ------------   -----------------   --------   --------   --------   --------
1..........................    $10,000           $10,500        $16,308    $16,308    $16,826    $17,499
2..........................          0            11,025         16,308     16,308     17,347     18,751
3..........................          0            11,576         16,308     16,308     17,873     20,071
4..........................          0            12,155         16,308     16,308     18,405     21,462
5..........................          0            12,763         16,308     16,308     18,941     22,930
6..........................          0            13,401         16,308     16,308     19,485     24,482
7..........................          0            14,071         16,308     16,308     20,035     26,122
8..........................          0            14,775         16,308     16,308     20,592     27,857
9..........................          0            15,513         16,308     16,308     21,157     29,695
10.........................          0            16,289         16,308     16,308     21,731     31,642
15.........................          0            20,789         16,308     16,308     24,807     43,405
20.........................          0            26,533         16,308     16,308     28,321     59,559

                                   END OF YEAR                            END OF YEAR
                               INVESTMENT BASE (2)                  CASH SURRENDER VALUE (2)
                           ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                           ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
                       ------------------------------------   ------------------------------------
END OF POLICY YEAR       0%       4%        8%        12%       0%       4%        8%        12%
------------------     ------   -------   -------   -------   ------   -------   -------   -------
1....................  $9,680   $10,076   $10,470   $10,864   $9,050   $ 9,446   $ 9,840   $10,234
2....................   9,356    10,146    10,959    11,801    8,796     9,586    10,399    11,241
3....................   9,029    10,211    11,469    12,818    8,539     9,721    10,979    12,328
4....................   8,700    10,271    12,001    13,925    8,280     9,851    11,581    13,505
5....................   8,369    10,327    12,557    15,128    8,019     9,977    12,207    14,778
6....................   8,035    10,378    13,138    16,435    7,755    10,098    12,858    16,155
7....................   7,697    10,423    13,742    17,854    7,487    10,213    13,532    17,644
8....................   7,352    10,458    14,369    19,389    7,212    10,318    14,229    19,249
9....................   6,999    10,481    15,014    21,045    6,929    10,411    14,944    20,975
10...................   6,636    10,491    15,677    22,827    6,636    10,491    15,677    22,827
15...................   5,011    10,683    19,646    34,375    5,011    10,683    19,646    34,375
20...................   3,127    10,517    24,170    50,830    3,127    10,517    24,170    50,830

---------------
(1) All payments are illustrated as if made at the beginning of the policy year.

(2) Assumes no policy loan has been made.

IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER, PREVAILING INTEREST RATES AND RATES OF INFLATION. THE DEATH BENEFIT, INVESTMENT BASE AND CASH SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL GROSS RATES OF RETURN AVERAGED 0%, 4%, 8% AND 12% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY US OR THE FUNDS OR THE TRUSTS THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                 SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 40
        $10,000 SINGLE PREMIUM FOR STANDARD-SIMPLIFIED UNDERWRITING RISK
        FACE AMOUNT: $123,712        GUARANTEE PERIOD AT ISSUE: 15 YEARS
                       BASED ON MAXIMUM MORTALITY CHARGES

                                                                           END OF YEAR
                                                                        DEATH BENEFIT (2)
                                         TOTAL PREMIUMS      ASSUMING HYPOTHETICAL GROSS (AFTER TAX)
                                            PAID PLUS              ANNUAL INVESTMENT RETURN OF
                                        INTEREST AT 5% AS   -----------------------------------------
END OF POLICY YEAR       PAYMENTS (1)    OF END OF YEAR        0%         4%         8%        12%
------------------       ------------   -----------------   --------   --------   --------   --------
1......................    $10,000          $ 10,500        $123,712   $123,712   $123,712   $123,712
2......................      1,500            12,600         123,712    123,712    123,712    123,712
3......................      1,500            14,805         123,712    123,712    123,712    123,712
4......................      1,500            17,120         123,712    123,712    123,712    123,712
5......................      1,500            19,551         123,712    123,712    123,712    123,712
6......................      1,500            22,104         123,712    123,712    123,712    123,712
7......................      1,500            24,784         123,712    123,712    123,712    123,712
8......................      1,500            27,598         123,712    123,712    123,712    123,712
9......................      1,500            30,553         123,712    123,712    123,712    123,712
10.....................      1,500            33,656         123,712    123,712    123,712    123,712
15.....................      1,500            51,657         123,712    123,712    123,712    139,259
20.....................      1,500            74,632         123,712    123,712    123,712    207,626
25.....................      1,500           103,954         123,712    123,712    131,827    299,503
30.....................          0           132,675               *    123,712    150,627    411,064

                                     END OF YEAR                               END OF YEAR
                                 INVESTMENT BASE (2)                    CASH SURRENDER VALUE (2)
                             ASSUMING HYPOTHETICAL GROSS               ASSUMING HYPOTHETICAL GROSS
                             ANNUAL INVESTMENT RETURN OF               ANNUAL INVESTMENT RETURN OF
END OF POLICY          ---------------------------------------   ---------------------------------------
YEAR                     0%        4%         8%        12%        0%        4%         8%        12%
-------------          -------   -------   --------   --------   -------   -------   --------   --------
1....................  $ 9,364   $ 9,755   $ 10,146   $ 10,538   $ 8,734   $ 9,125   $  9,516   $  9,908
2....................   10,170    10,997     11,857     12,750     9,523    10,349     11,209     12,102
3....................   10,923    12,229     13,641     15,158    10,268    11,574     12,985     14,503
4....................   11,620    13,448     15,499     17,783    10,966    12,794     14,845     17,129
5....................   12,257    14,649     17,435     20,647    11,614    14,006     16,793     20,004
6....................   12,833    15,829     19,451     23,775    12,211    15,208     18,830     23,153
7....................   13,349    16,989     21,556     27,200    12,759    16,398     20,966     26,610
8....................   13,804    18,125     23,753     30,956    13,254    17,575     23,204     30,407
9....................   14,200    19,239     26,054     35,086    13,701    18,740     25,555     34,587
10...................   14,526    20,318     28,455     39,626    14,088    19,879     28,016     39,187
15...................   15,416    25,459     42,679     70,880    14,977    25,020     42,240     70,441
20...................   13,922    28,811     60,889    119,607    13,483    28,373     60,451    119,168
25...................    9,022    28,857     85,297    193,232     8,584    28,418     84,859    192,793
30...................        *    12,929    107,294    292,640         *    12,832    107,197    292,543

---------------

(1) All payments are illustrated as if made at the beginning of the policy year.

(2) Assumes no policy loan has been made.

* Additional payment will be required to prevent policy termination.

IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER, PREVAILING INTEREST RATES AND RATES OF INFLATION. THE DEATH BENEFIT, INVESTMENT BASE AND CASH SURRENDER VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL GROSS RATES OF RETURN AVERAGED 0%, 4%, 8% AND 12% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE BY US OR THE FUNDS OR THE TRUSTS THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.